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                                                    Exhibit 11.1, 2nd Quarter
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                                    Form 10-Q, Commission File Number 1-12385

                         NEWPORT NEWS SHIPBUILDING INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                                        Second Quarter
                                                                                -----------------------------
                                                                                    1997              1996
                                                                                -------------    ------------
Millions (Except Shares and Per Share Data)
NET EARNINGS:
Continuing Operations......................................................     $     14             $    18
Discontinued Operations....................................................            -                   -
                                                                                -------------        -------
                                                                                $     14             $    18
                                                                                =============        =======

Weighted average common shares outstanding.................................        34,809,914            N/A

NET EARNINGS PER SHARE - PRIMARY:
Continuing Operations......................................................     $    .38             $   N/A
Discontinued Operations....................................................            -                 N/A
                                                                                -------------        -------
                                                                                $    .38             $   N/A
                                                                                =============        =======

Common shares from above...................................................        34,809,914            N/A
Assumed exercise of options (treasury stock method)........................           416,986            N/A
                                                                                -------------        -------
                                                                                   35,226,900            N/A
                                                                                =============        =======
NET EARNINGS PER SHARE - FULLY DILUTED:
Continuing Operations......................................................     $    .37             $   N/A
Discontinued Operations....................................................            -                 N/A
                                                                                -------------        -------
                                                                                $    .37             $   N/A
                                                                                =============        =======

Common shares from above...................................................        34,809,914            N/A
Assumed exercise of options (treasury stock method)........................           634,299            N/A
                                                                                -------------        -------
                                                                                   35,444,213            N/A
                                                                                =============        =======

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